Exhibit 99.1

September 11, 2009
FOR IMMEDIATE RELEASE

FERNADO V. GALAVIZ RESIGNS
AS A DIRECTOR OF VERSAR, INC.
Offices
Headquarters
Springfield, VA

Inside the U.S.
Baltimore, MD
Columbia, MD
Gaithersburg, MD
Germantown, MD
Richmond, VA
Norfolk, VA
Chicago, IL
San Antonio, TX
Denver, CO
Dugway, UT
Tempe, AZ
Sacramento, CA

Outside the U.S.
Kabul, Afghanistan
Baghdad, Iraq
Erbil, Iraq
Abu Dhabi, UAE
Manila, PH

Springfield, Va., September 11, 2009 - Versar, Inc. (NYSE Amex: VSR) announced today that on September 9, 2009, Fernando V. Galaviz, President and Chief Executive Officer of the Centech Group, Inc., resigned from the Board of Directors of Versar Inc. effective immediately.  Mr. Galaviz has served as a member of the Board of Directors since 2000.  The Company will file a copy of Mr. Galaviz’s letter of resignation with the Securities and Exchange Commission today as an  exhibit to a current report on Form 8-K.

VERSAR, INC., headquartered in Springfield, VA, is a publicly held international professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization.  VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; http://www.viap.com and http://www.dtaps.com.

This press release contains forward-looking information.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 27, 2008.  The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	Michael J. Abram	(703) 642-6706
Senior Vice President
Email: mabram@versar.com

Investor Relations Contact:	Andrew J. Kaplan	(732) 747-0702
Barry Kaplan Associates
623 River Road
Fair Haven, NJ 07704
Email: smallkap@aol.com